UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 9, 2009

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0543981
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification Number)

150 West Civic Center Drive, Suite 400, Sandy, Utah 84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As reported in the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (Part II, Item 4), filed with the Securities and Exchange Commission on May 18, 2009, the registrant amended its Articles of Incorporation and filed the amendment with the State of Utah Department of Commerce Division of Corporation and Commercial Code effective March 5, 2009 to increase the number of authorized shares of common stock from 175,000,000 to 250,000,000.  The amendment was approved by the consent of the shareholders of the Company.  Shareholders holding a total of 92,775,909 shares (approximately 58% of the total issued and outstanding shares of the Company at the time the consents were obtained) submitted written consents approving the amendment. The consents were obtained without a meeting pursuant to a proxy solicitation distributed by the Company.

The registrant inadvertently omitted including a copy of the Amendment as an exhibit to its Quarterly Report.  This Current Report on Form 8-K is filed for the purpose of filing the Amendment as an exhibit.  See, Item 9.01(d).

Also, on May 4, 2010, the registrant filed Articles of Correction to the Designation of Rights and Preferences of Series D Convertible Preferred Stock to correct a typographical error in the original as filed on December 3, 2009.  Under Utah law, the correction is effective December 9, 2009, the effective date of the original Amendment.

Item 9.01             Financial Statements and Exhibits.

(d)	Exhibits.
3(i)(1) Amendment to Articles of Incorporation filed March 5, 2009, increasing the number of authorized shares of Common Stock to 250,000,000 shares.
3(i)(2) Articles of Correction to Designation of Rights and Preferences of Series D Convertible Preferred Stock filed May 4, 2010, effective December 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECUREALERT, INC.

By:	/s/ John L. Hastings, III
John L. Hastings, III President and Chief Operating Officer

Date:  May 25, 2010